EXHIBIT 3.2

		DOVER INVESTMENTS CORPORATION
	      AMENDED AND RESTATED BY-LAWS

			ARTICLE I
			OFFICES


SECTION 1.	Registered Office.

      The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New
Castle, State of Delaware.

SECTION 2.	Other Offices.

      The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

			ARTICLE II
		     STOCKHOLDERS

SECTION 1.	Stockholder Meetings.

      (a)	Time and Place of Meetings.  Meetings of the
stockholders shall be held at such times and places either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

      (b)	Annual Meeting.  (i) The annual meeting of the
stockholders shall be held during the third week of the month of May in each year as designated by the Board of Directors, or at such other date as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders and within the powers of the stockholders.

      (c)	Special Meetings.  Special meetings of the
stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President of the Corporation, or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or at the request in writing of stockholders owning not less than twenty percent (20%) of the total voting power of any class of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors, but such special meetings of the stockholders may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.


      (d)	Notice of Meetings.  Except as otherwise provided
by law, the Certificate of Incorporation or these By-laws, written notice of each meeting of the stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder's address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder's attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      (e)	Quorum.	Except as otherwise required by law,
the Certificate of Incorporation or these By-laws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

SECTION 2.	Determination of Stockholders Entitled to Notice
and to Vote.

      To determine the stockholders entitled to notice of any meting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in
Article VII, Section 1 of these By-laws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.

SECTION 3.	Voting

      (a)	Except as otherwise required by law, the Certificate
of Incorporation or these By-laws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date of the determination of stockholders entitled to vote at such meeting.

(b) Every stockholder entitled to vote at a meeting of the stockholders may do so either in person or by one or more agents authorized by a written proxy executed by the person or such stockholder's duly authorized agent whether by manual signature, typewriting, telegraphic transmission or otherwise.

(c) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

(d) In advance of any meeting of the stockholders, the Board of Directors may appoint one or more persons as inspectors of election ("Inspectors") to act at such meeting. If Inspectors are not so appointed, or if an appointed Inspector fails to appear or fails or refuses to act at a meeting of the stockholders, the presiding officer of any such meeting may, and on the request of any stockholder or such stockholder's proxy shall, appoint Inspectors at such meeting. Each Inspector so appointed shall first subscribe an oath or affirmation to execute faithfully the duties of an Inspector at such meeting of the stockholders with strict impartiality and according to the best of his or her ability. Such Inspectors shall take charge of the ballots at such meeting. After the balloting thereat on any question, the Inspectors shall count the ballots cast thereon and make a written report to the secretary of such meeting of the results thereof. An Inspector need not be a stockholder of the Corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or on any other questions in which such officer may be directly interested. If there are three Inspectors, the determination, report or certificate of two such Inspectors shall be effective as if unanimously made by all Inspectors.

SECTION 4.	List of Stockholders.

      The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified, at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present

SECTION 5.	Action by Consent of Stockholders.

      Except as otherwise restricted by law or the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


       ARTICLE III
          BOARD OF DIRECTORS

SECTION 1.	General Powers.

      Unless otherwise restricted by law, the Certificate of Incorporation or these By-laws as to action which shall be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

      (a)	To select and remove all the other officers,
agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, the Certificate of Incorporation or these By-laws, fix their compensation and require from them security for faithful service.

      (b)	To conduct, manage, and control the affairs and
business of the Corporation and to make such rules and regulations therefor not inconsistent with law, the Certificate of Incorporation or these By-laws, as they may deem best.

      (c)	To change the principal office for the transaction
of the business of the Corporation from one location to another as provided in Article I, Section 2, hereof; to designate any place within or without the State of Delaware for the holding of any stockholders' meeting or meetings and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     (d)	To authorize the issue of shares of stock of the
Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received or, in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.

     (e)	To borrow money and incur indebtedness for the
purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

     (f)	To adopt and put into effect such stock option plans,
both of general and restricted stock option plan character, and such other employee benefit plans as they may deem advisable for the benefit of employees of the Corporation, and to issue stock in accordance with and pursuant to any such plan.


SECTION 2.	Election of Directors.

      (a)	Number, Qualification And Term of Office.	The
authorized number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall not be less than three (3). The exact number of directors shall be determined from time to time, either by a resolution or By-law provision duly adopted by the Board of Directors. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, each of the directors of the Corporation shall be elected at the annual meeting of the stockholders and each director so elected shall hold office until such director's successor is elected and qualified or until such director's death, resignation, disqualification or removal. Directors need not be stockholders.

      (b)	Vacancies.	No decrease in the number of directors
constituting the Board of Directors shall shorten the term of any incumbent director. Unless otherwise restricted by law or by the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and under no circumstances by the stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders and until such director's successor shall have been elected and qualified, or until such director's death, resignation, disqualification or removal.

      (c)	Resignation.	Any director may resign from
the Board of Directors at any time by giving written notice thereof to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when such resignation shall become effective shall not be so specified, then such resignation shall take effect immediately upon its receipt by the Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      (d)	Nomination of Directors.	Candidates for
director of the Corporation shall be nominated only either by

      (i) the Board of Directors or a committee appointed by the Board of Directors, or

      (ii) nomination at any stockholders' meeting by or on behalf of any stockholder entitled to vote thereat for the election of such director; provided, that written notice of such stockholder's intent to make such nomination or nominations shall have been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than, (1) with respect to an election to be held at an annual meeting of the stockholders, ninety (90) days in advance of such annual meeting, and, (2) with respect to an election to be held at a special meeting of the stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such special meeting is first given to the stockholders entitled to vote thereat. Each such notice by a stockholder shall set forth;
(1) the name and address of the (A) stockholder who intends to make the nomination and (B) person or persons to be nominated;
(2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting for the person or persons to be nominated and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed with the Securities and Exchange Commission pursuant to the proxy rules promulgated under the Securities Act of 1934, as amended, or any successor statute thereto, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and
(5) the manually signed consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting of the stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      (e)	Removal. 	Except as provided in the Certificate
of Incorporation, any director of the Corporation may be removed from office with or without cause, but only by the affirmative vote of the holders of not less than a majority of the outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class

      (f)	Preferred Stock Provisions.	Notwithstanding the
foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation having a preference over the Class A Common Stock and Class B Common Stock as to dividends or upon liquidation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the stockholders, the election, term of office, filling of vacancies, nomination, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH of the Certificate of Incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto


SECTION 3.	Meetings of the Board of Directors.

     (a)	Regular Meetings.	Regular meetings of the Board of
Directors shall be held without call at the following times.

(i) at such times as the Board of Directors shall from time to time by resolution determine; and

(ii) one-half hour prior to any special meeting of the stockholders and immediately following the adjournment of any annual or special meeting of the stockholders.

Notice of all such regular meetings hereby is dispensed with.

      (b)	Special Meetings.	Special meetings of the Board of
Directors may be called by the Chairman of the Board of Directors, any two (2) directors or by any officer authorized by the Board of Directors. Notice of the time and place of special meetings of the Board of Directors shall be given by the Secretary or an Assistant Secretary of the Corporation, or by any other officer authorized by the Board of Directors. Such notice shall be given to each director personally or by mail, messenger, telephone or telegraph at such director's business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid not later than the third day prior to the date fixed for such special meeting.
Notice by telephone or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twenty-four (24) hours prior to the time set for such special meeting. Notice of a special meeting of the Board of Directors need not contain a statement of the purpose of such special meeting.

      (c)	Adjourned Meetings.	A majority of directors
present at any regular or special meeting of the Board of Directors or any committee thereof, whether or not constituting a quorum, may adjourn any meeting from time to time until a quorum is present or otherwise. Notice of the time and place of holding any adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

      (d)	Place of Meetings.	Unless a resolution of
the Board of Directors or the written consent of all members of the Board of Directors given either before or after the meeting and filed with the Secretary of the Corporation designates a different place within or without the State of Delaware, meetings of the Board of Directors, both regular and special, shall be held at the Corporation's offices at 1777 Murchison Drive, Burlingame, California 94010.

    (e)	Participation by Telephone.	Members of the Board
of Directors or any committee thereof may participate in any meeting of the Board of Directors or committee through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

    (f)	Quorum	At all meetings of the Board of
Directors or any committee thereof, a majority of the total number of directors of the Board of Directors or such committee shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any such meeting at which there is a quorum shall be the act of the Board of Directors or any committee thereof, except as may be otherwise specifically provided by law, the Certificate of incorporation or these By-laws. A meeting of the Board of Directors or any committee thereof at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors so long as any action is approved by at least a majority of the required quorum for such meeting.

      (g)	Waiver of Notice.	The transactions of any meeting
of the Board of Directors or any committee thereof, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to hold such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 5.	Action Without Meeting.

      Any action required or permitted to be taken by the Board of Directors at any meeting thereof or at any meeting of a committee thereof may be taken without a meeting if all members of the Board of Directors or such committee thereof consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee thereof.

SECTION 6.	Compensation of Directors.

      Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation for attending committee meetings.

SECTION 7.	Committees of the Board.

      (a)	Committees.	The Board of Directors may, by
resolution adopted by a majority of the Board of Directors, designate one or more committees of the Board of Directors, each committee to consist of one or more directors. Each such committee, to the extent permitted by law, the Certificate of Incorporation and these By-laws. shall have and may exercise such of the powers of the Board of Directors in the management and affairs of the Corporation as may be prescribed by the resolutions creating such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power, at any time for any reason, to change the members of any such committee, to fill vacancies, and to discontinue any such committee.

      (b)	Minutes of Meetings	 Each committee shall keep
regular minutes of its meetings and report the same to the Board of Directors when required.

      (c)	Limits on Authority of Committees.	No committee
shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151 (a) of the General
Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending any provision of these By-laws;
nor, unless the resolutions establishing such committee or the Certificate of Incorporation expressly so provide, shall it have the power or authority to declare a dividend, to authorize the issuance of stock, to adopt a certificate of ownership and merger, or to fill vacancies in the Board of Directors.

       ARTICLE IV
       OFFICERS

SECTION 1.	Officers.

      (a)	Number.	The officers of the Corporation shall
be chosen by the Board of Directors and shall include a Chairman of the Board of Directors, a President, a Secretary and a Treasurer. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise required by law, the Certificate of Incorporation or these By-Laws.

      (b)	Election and Term of Office.	The officers shall
be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer's successor is elected and qualified, or until such officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

      (c)	Salaries.	The salaries of all officers and
agents of the Corporation shall be fixed by the Board of Directors from time to time.


SECTION 2.	Chairman of the Board of Directors.

      The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, as such, shall be responsible for the management and direction of the affairs of the Corporation, its officers, employees, and agents. The Chairman of the Board of Directors shall exercise such other powers and duties as may be assigned to him by these By-Laws or by the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board of Directors shall preside at meetings of the stockholders and the Board of Directors.

SECTION 3.	President.

      The President shall assist the Chairman of the Board of Directors in supervising the execution of the policies of the Corporation and in directing and supervising its operations. In the absence of the Chairman of the Board of Directors, the President shall assume the duties of the chief executive officer of the Corporation.

SECTION 4.	Vice Presidents.

	In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or these By-laws.

SECTION 5.	Secretary and Assistant Secretaries.

      The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these By-Laws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors;
and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.


SECTION 6.	Treasurer and Assistant Treasurers.

      The Treasurer shall keep or cause to be kept the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the President.
The Treasurer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon; the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts obligations and other instruments of the Corporation.


				ARTICLE V
		INDEMNIFICATION AND INSURANCE

SECTION 1.	Actions Against Directors and Officers.

      The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

SECTION 2.	Contract.

      The provisions of Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while such By-law is in effect and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

SECTION 3.	Nonexclusivity.

      The rights of indemnification provided by this Article V
shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may be entitled apart from the provisions of this Article V.
SECTION 4.	Indemnification of Employee and Agents.

      The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that such person or such person's testator or intestate, is or was an employee or agent of the Corporation.

SECTION 5.	Insurance.

      Upon a resolution or resolutions duly adopted by the Board of Directors of the Corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by him in any capacity, or arising out of his capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law, the Certificate of Incorporation or these By-laws.

				ARTICLE VI

	  CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1.	Certificates for Shares

      Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors. the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

SECTION 2.	Classes of Stock.

(a) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General
Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

(b) Within a reasonable time after the issuance or transfer of uncertificated stock the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a), or 118(a) of the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 3.	Transfer.

      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

SECTION 4.	Record Owner.

      The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

SECTION 5. 	Lost Certificates

      The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate lleged to have been lost, stolen, or destroyed.

       ARTICLE III

       MISCELLANEOUS

SECTION 1.	Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action, If not fixed by the Board of Directors, the record date shall be determined as provided by law.

(b) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

      (c)	Holders of stock on the record date are entitled
to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Certificate of Incorporation or these By-laws.

SECTION 2.	Execution of Instruments.

      The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Certificate of Incorporation or these By-laws. Such designation may be general or confined to specific instances.

SECTION 3.	Voting of Securities Owned by the Corporation.

      All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the President.

SECTION 4.	Corporate Seal.

      The Corporation shall have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.


SECTION 5	Construction and Definitions.

      Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of the State of Delaware shall govern the construction of these Bylaws.

SECTION 6.	Amendments.

      Subject to the provisions of the Certificate of Incorporation and these By-laws, these By-taws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote thereat; provided, that in the notice of any such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or enact such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


	AMENDMENT TO THE AMENDED AND RESTATED BYLAWS

				OF

		DOVER INVESTMENTS CORPORATION

	Article V of the Amended and Restated Bylaws of Dover
Investments Corporation (the "Corporation") is hereby amended and restated to read in its entirety as follows:

				ARTICLE V

INDEMNIFICATION AND INSURANCE

SECTION 1.  	Indemnification.

		(a)	Actions, Suits or Proceedings Other Than
By or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans), was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or arbitration, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), other than an action by or in the right of the Corporation, the Corporation shall to the fullest extent permitted by applicable law indemnify such person against all costs, charges, expenses (including attorneys' fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

		(b)	Actions or Suits by or in the Right of the
Corporation. In the case of any person who, by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee or welfare benefit plans), was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor, the Corporation shall indemnify such person to the fullest extent permitted by applicable law against all costs, charges, expenses (including attorneys' fees), judgments, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person's behalf in connection with such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section 1(b)
Article V in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

		(c)	Indemnification for Costs, Charges and Expenses
of Successful Party.  Notwithstanding any other provision of this
Article V, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding referred to in Sections 1(a) or 1(b) of this Article V or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against all costs, charges and expenses
(including attorneys' fees) actually and reasonably incurred by such director or officer or on such director's or officer's behalf in connection therewith.

		(d)	Advancement of Costs, Charges and Expenses.
Expenses (including, without limitation, costs, charges and attorneys' fees) incurred by a director or officer referred to in Sections 1(a) or 1(b) of this Article V in connection with a Proceeding (hereinafter, an "Indemnitee") shall be paid by the Corporation, in advance of a determination of right to indemnification pursuant to Section 1(e) of this
Article V or the final disposition of such Proceeding, upon the written request of such director or officer (which request shall be directed to the secretary of the Corporation and include a statement or statements reasonably evidencing the expenses, costs and/or charges incurred by such person);
provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Section 1 of this Article V. The Corporation shall so advance expenses, costs and other charges within 20 days' of receipt of such request (together with such statement or statements) from such Indemnitee. The Board of Directors may, in such case, and upon approval of such Indemnitee, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding.

      	(e)	Determination of Right to Indemnification.
Any indemnification under Sections 1(a) or 1(b) of this Article V (unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Sections 1(a) and 1(b) of Article V. Such determination shall be made (i) by the Board of Directors by a vote or decision of directors constituting a majority of the Board of Directors who are or were not parties to such Proceeding
(whether or not they constitute a quorum of the Board of Directors), (ii) if such a vote or decision is not obtainable, or, even if obtainable, if a majority of such disinterested directors so directs, by Independent Legal Counsel in a written opinion, or (iii) in any event by the stockholders. In the event such determination is to be made by Independent Legal Counsel, a majority of such disinterested directors shall select the Independent Legal Counsel, but only an Independent Legal Counsel to which the Indemnitee does not reasonably object. "Independent Legal Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article V. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article V.

      (i) To obtain indemnification under this Article V, an Indemnitee shall submit to the secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation").
The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The secretary shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

      (ii) In the event that a determination is made pursuant to this Section 1(e) of this Article V that the Indemnitee is not entitled to indemnification under this Article V, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination.

(iii) If a determination shall have been made pursuant to this Section 1(e) that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 1(d) of Article V or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made pursuant to this Section 1(e) of this Article V, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause (A) or (B) of this subsection 1(e)(ii) of this Article V; provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such an event.

(iv) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 1(e) of this Article V that the procedures of this
Article V are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this
Article V.

(v) In the event that the Indemnitee, pursuant to this
Section 1(e) of this Article V, seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article V, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e) Other Rights; Continuation of Right to
Indemnification; Limitations. The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 1 of Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement of costs, charges and expenses may be entitled under any applicable law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office as set forth in Sections 1(a) and 1(b) of this Article V or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors, legal representatives and administrators of such person. The provisions of this Article V shall be applicable to Proceedings commenced or continuing after the adoption of this Article V, whether arising from acts or omissions occurring before or after such adoption. All rights to indemnification under this
Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Section 1 of this Article V is in effect. Any repeal or modification of this Section 1 of this Article V or any repeal or modification of relevant provision of the Delaware
General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder. Notwithstanding any other provision of this Article V, the Corporation shall be required to indemnify and/or advance costs, initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors. Notwithstanding any other provision of this Article V, the Corporation shall not indemnify and/or advance costs, charges and expenses to a person in connection with preparing to serve or serving as a witness in cooperation with any party or entity who or which has threatened or commenced any action, suit or proceeding against the Corporation, any subsidiary thereof or any director, officer or employee of the Corporation or any such subsidiary.

(f) Indemnification of Employees and Other Agents.
The Board of Directors in its discretion shall have the power on behalf of the Corporation, subject to applicable law, and upon such terms and subject to such conditions as the Board of Directors shall determine, to indemnify any person made a party to any Proceeding by reason of the fact that such person, or such person's testator or intestate, is or was an employee or other agent of the Corporation and to advance costs, charges and expenses (including attorneys' fees) incurred by such person in defending any such Proceeding.

 SECTION 2.	Insurance; Contracts; Funding.

		The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans) against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article V. The Corporation may enter into contracts with any such person in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this
Article V.

SECTION 3.	Savings Clause.

      		If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and excise taxes or penalties assessed with respect to employee benefit or welfare plans actually and reasonably incurred with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated.